Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Helios Technologies’ Effective Execution of Augmented Strategy Drives 82% Sales Growth and Strong Cash Generation in Third Quarter 2021

•
Strong organic sales growth of 30% in the quarter driven by high demand, operational flexibility, diversified end markets, and new products
•
Executed well against supply chain constraints and material costs; Net income grew to $27.8 million, up 114% over the prior-year period
•
Adjusted EBITDA1 margin expanded 170 basis points over prior-year period to 25.1%
•
Diluted EPS of $0.86 up 115% from last year; Non-GAAP Cash EPS of $1.07 up 102%
•
Generated $32.5 million of cash from operations and $25.7 million of free cash flow; further reduced net debt to adjusted EBITDA leverage ratio to 2.0x2
•
Raising revenue and Non-GAAP Cash EPS expectations for fiscal 2021 and holding margins reflecting strong results year-to-date in continued challenging environment amidst robust demand

SARASOTA, FL, November 8, 2021 — Helios Technologies, Inc. (NYSE: HLIO) (“Helios” or the “Company”), a global leader in highly engineered motion control and electronic controls technology for diverse end markets, today reported financial results for the third quarter ended October 2, 2021. Results include the acquisitions of BWG Holdings I Corp. (known as “Balboa Water Group” or “Balboa acquisition”), on November 6, 2020, and NEM S.r.l. (“NEM”) on July 9, 2021.

Josef Matosevic, the Company’s President and Chief Executive Officer, commented, “We continue to outperform the market due to excellent execution by the Helios team. Our consistent strong results are driven by our strategic initiatives to protect our business, leverage our manufacturing footprint, advance our innovation pipeline and diversify our markets. We are mitigating the challenges related to material shortages while protecting our margins with our manufacturing strategy. As a result, we have been able to hold our lead times and gain market share because of our ability to deliver. In fact, we furthered our ‘in the region for the region’ approach with the acquisition of assets of Joyonway in October. This is a fast-growing developer of control panels, software, systems and accessories for the health and wellness industry that operates in two locations in China, which are in the hub of electronics and software development for that country.”

He concluded, “Through all of this, we are staying true to our focus as a pure electronics and hydraulics business that delivers high-quality innovative products to our customers. We are evolving and leveraging our businesses to bring more unified system solutions to the market. We have expanded our engineering capacity and are developing additional internal capabilities to ‘make versus buy’ and remain focused on continuing to create value for our customers.”

1 Adjusted EBITDA is a non-GAAP measure. See comments regarding the use of non-GAAP measures and the reconciliation of GAAP to non-GAAP measures in the tables of this release

2 On a pro-forma basis for Balboa Water Group and NEM

Helios Technologies | 7456 16th St East | Sarasota, FL 34243 | 941-362-1200

Helios Technologies’ Effective Execution of Augmented Strategy Drives 82% Sales Growth and Strong Cash Generation in Third Quarter 2021

November 8, 2021

Third Quarter 2021 Consolidated Results

($ in millions, except per share data)	Q3 2021	Q3 2020	Change		% Change
Net sales	$223.2	$122.6	$100.6		82%
Gross profit	$80.9	$46.9	$34.0		72%
Gross margin	36.2%	38.3%	(210)	bps
Operating income	$40.7	$18.3	$22.4		122%
Operating margin	18.2%	14.9%	330	bps
Non-GAAP adjusted operating margin	22.5%	19.3%	320	bps
Net income	$27.8	$13.0	$14.8		114%
Diluted EPS	$0.86	$0.40	$0.46		115%
Non-GAAP cash net income	$34.8	$17.0	$17.8		105%
Non-GAAP cash EPS	$1.07	$0.53	$0.54		102%
Adjusted EBITDA	$55.9	$28.7	$27.2		95%
Adjusted EBITDA margin	25.1%	23.4%	170	bps

See the attached tables for additional important disclosures regarding Helios’s use of non-GAAP adjusted operating income, non-GAAP adjusted operating margin, non-GAAP cash net income, non-GAAP cash earnings per share, adjusted EBITDA (earnings before net interest expense, income taxes, depreciation and amortization) and adjusted EBITDA margin (adjusted EBITDA as a percentage of sales) as well as reconciliations of GAAP operating income to non-GAAP adjusted operating income and non-GAAP adjusted operating margin and GAAP net income to non-GAAP cash net income, non-GAAP cash earnings per share, adjusted EBITDA and Adjusted EBITDA margin. Helios believes that, when used in conjunction with measures prepared in accordance with GAAP, the non-GAAP measures described above help improve the understanding of its operating performance.

Sales

•
Sales reflected strong demand across all markets, in particular agriculture, construction equipment, recreation and health & wellness. Results included $63.8 million in sales from acquisitions. (See the table in this release that provides acquired revenue by segment by quarter). In addition, the Company experienced strong organic sales growth of $36.9 million, 30.1%, compared with the prior-year period.
•
Strength in demand across all regions as markets recovered from the impacts of the COVID-19 pandemic.
•
Foreign currency translation adjustment on sales: $1.1 million favorable.

Profits and margins

•
Gross profit and margin drivers: gross profit benefitted from increased volume during the quarter. Gross margin declined by 210 basis points compared with the prior-year period, as manufacturing labor efficiencies and improved leverage of our fixed cost base on the higher sales were offset by increases in logistics and raw material costs. In addition, the business model of the Balboa acquisition has lower gross margins but higher operating margins.
•
Selling, engineering and administrative (“SEA”) expenses: as a percentage of sales, improved 490 basis points to 14.7% compared with the 2020 third quarter, reflecting both the business model of the Balboa acquisition and continued cost management initiatives.
•
Amortization of intangible assets: $7.4 million was up from $4.6 million in the prior year reflecting the Company’s acquisitions.

Non-operating items

•
Net interest expense: $3.8 million in the quarter, up $1.1 million compared with the prior-year period due to higher debt balances.
•
Effective tax rate: 25.5% compared with 20.7% in the prior-year period due to a reduction in available tax incentives and increased earnings in higher tax jurisdictions such as Italy, Germany, and Australia.

Helios Technologies’ Effective Execution of Augmented Strategy Drives 82% Sales Growth and Strong Cash Generation in Third Quarter 2021

November 8, 2021

Net income, earnings per share, non-GAAP cash earnings per share and adjusted EBITDA

•
GAAP net income and earnings per share: $27.8 million and $0.86 per share.
•
Non-GAAP cash earnings per share: $1.07 compared with $0.53 last year due to strong demand, operational efficiencies, and better-than-expected performance of the Balboa acquisition.
•
Adjusted EBITDA margin: improved 170 basis points to 25.1% compared with the prior-year period due to higher volume and operational efficiencies.

Year-to-date 2021 Consolidated Results

($ in millions, except per share data)	2021	2020	Change		% Change
Net sales	$651.5	$371.4	$280.1		75%
Gross profit	$238.5	$143.5	$95.0		66%
Gross margin	36.6%	38.6%	(200)	bps
Operating income	$117.4	$25.0	$92.4		370%
Operating margin	18.0%	6.7%	1130	bps
Non-GAAP adjusted operating margin	22.8%	19.7%	310	bps
Net income	$81.0	$8.7	$72.3		NM
Diluted EPS	$2.51	$0.27	$2.24		NM
Non-GAAP cash net income	$105.1	$52.7	$52.4		99%
Non-GAAP cash EPS	$3.26	$1.64	$1.62		99%
Adjusted EBITDA	$164.7	$86.1	$78.6		91%
Adjusted EBITDA margin	25.3%	23.2%	210	bps

NM = Not meaningful

See the attached tables for additional important disclosures regarding Helios’s use of non-GAAP adjusted operating income, non-GAAP adjusted operating margin, non-GAAP cash net income, non-GAAP cash earnings per share, adjusted EBITDA (earnings before net interest expense, income taxes, depreciation and amortization) and adjusted EBITDA margin (adjusted EBITDA as a percentage of sales) as well as reconciliations of GAAP operating income to non-GAAP adjusted operating income and non-GAAP adjusted operating margin and GAAP net income to non-GAAP cash net income, non-GAAP cash earnings per share, adjusted EBITDA and Adjusted EBITDA margin. Helios believes that, when used in conjunction with measures prepared in accordance with GAAP, the non-GAAP measures described above help improve the understanding of its operating performance.

Sales

•
Sales growth reflected strong demand across all regions and markets, in particular agriculture, construction equipment, recreation, and health & wellness. Results included $180.2 million in sales related to acquisitions. (See the table in this release that provides acquired revenue by segment by quarter). In addition, the Company experienced significant organic growth, $99.9 million, 26.9%, compared with the 2020 period.
•
Foreign currency translation adjustment on sales: $13.8 million favorable.

Profits and margins

•
Gross profit and margin drivers: gross profit benefitted from increased volume during the period. Gross margin declined by 200 basis points compared with the prior-year period, as manufacturing labor efficiencies and improved leverage of our fixed cost base on the higher sales were offset by increases in logistics and raw material costs. In addition, the business model of the Balboa acquisition has lower gross margins but higher operating margins.
•
Selling, engineering and administrative (“SEA”) expenses: 14.7% as a percentage of sales, improved 500 basis points compared with the prior-year period, reflecting both the lower SEA expenses relative to sales for the Balboa acquisition and continued cost containment initiatives.

Helios Technologies’ Effective Execution of Augmented Strategy Drives 82% Sales Growth and Strong Cash Generation in Third Quarter 2021

November 8, 2021

•
Amortization of intangible assets: increased $12.0 million to $25.3 million from the prior year reflecting the Balboa acquisition.
•
Goodwill impairment charge: last year’s first quarter included a $31.9 million impairment charge resulting from weakened market outlook primarily due to the COVID-19 pandemic.

Non-operating items

•
Net interest expense: $4.4 million increase to $13.0 million compared with the prior-year period reflecting higher debt balances.
•
Effective tax rate: 22.0% compared with 16.9% in the prior year, excludes non-taxable goodwill impairment charge, included certain one-time benefits in the second quarter of 2020 that reduced the effective tax rate for the period.

Net income, earnings per share, non-GAAP cash earnings per share and adjusted EBITDA

•
GAAP net income and earnings per share: $81.0 million and $2.51 per share.
•
Non-GAAP cash earnings per share: $3.26 compared with $1.64 in the prior-year period driven by strong demand, operational efficiencies and strong performance of the Balboa acquisition.
•
Adjusted EBITDA margin: 25.3%, up 210 basis points compared with the prior-year period due to higher volume and operational efficiencies.

Hydraulics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

($ in millions)
Hydraulics	Three Months Ended
	Q3 2021	Q3 2020	Change		% Change
Net Sales
Americas	$45.2	$27.7	$17.5		63%
EMEA	44.8	32.1	12.7		40%
APAC	43.4	38.4	5.0		13%
Total Segment Sales	$133.4	$98.2	$35.2		36%
Gross Profit	$50.2	$35.5	$14.7		41%
Gross Margin	37.6%	36.1%	150	bps
SEA Expenses	$18.4	$16.6	$1.8		11%
Operating Income	$31.8	$18.9	$12.9		68%
Operating Margin	23.8%	19.2%	460	bps

Third Quarter Hydraulics Segment Review

•
Higher sales in all regions were driven by demand from U.S. and European agriculture and construction equipment markets, as well as mobile and industrial equipment markets; foreign currency exchange rates had a $1.0 million favorable adjustment on sales.
•
Gross margin of 37.6%, up 150 basis points, was driven by improved leverage on higher volume, production labor efficiencies and a favorable sales mix.
•
Operating margin of 23.8% improved 460 basis points, reflecting disciplined cost management efforts.

Helios Technologies’ Effective Execution of Augmented Strategy Drives 82% Sales Growth and Strong Cash Generation in Third Quarter 2021

November 8, 2021

Electronics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

($ in millions)
Electronics	Three Months Ended
	Q3 2021	Q3 2020	Change		% Change
Net Sales
Americas	$64.2	$21.4	$42.8		200%
EMEA	11.1	1.5	9.6		640%
APAC	14.5	1.5	13.0		867%
Total Segment Sales	$89.8	$24.4	$65.4		268%
Gross Profit	$31.3	$11.4	$19.9		175%
Gross Margin	34.9%	46.8%	(1190)	bps
SEA Expenses	$12.9	$6.7	$6.2		93%
Operating Income	$18.4	$4.7	$13.7		291%
Operating Margin	20.5%	19.2%	130	bps

Third Quarter Electronics Segment Review

•
Higher sales included $59.0 million related to the acquisition of Balboa. Strong demand from health and wellness and recreational markets drove sales, partially offset by supply chain constraints.
•
Gross margin reflects the different business model of the Balboa acquisition, which has lower gross margins that are offset by a lower SEA expense structure. Additionally, raw material, freight and logistics costs increased as a result of materials shortages and efforts to meet customer requirements on a timely basis.
•
Operating margin of 20.5% demonstrates the business model of the Balboa acquisition, which has an inherently lower operating expense structure and higher volume than the organic business. SEA expenses increased due to the incremental expenses from the acquisition.

Balance Sheet and Cash Flow Review

•
Total debt at quarter-end was $471.2 million compared with $462.4 million at January 2, 2021.
•
Cash and cash equivalents at October 2, 2021 were $47.7 million, up $22.5 million from the end of 2020.
•
Inventory increased $37.8 million from the end of 2020 as the Company continues to purchase parts ahead of material shortages.
•
Pro-forma net debt-to-adjusted EBITDA improved to 2.0x at the end of the third quarter 2021 compared with 3.0x (pro-forma for Balboa and NEM) at the end of 2020, further demonstrating the Company’s ability to rapidly de-lever the balance sheet following an acquisition. At the end of the third quarter 2021, the Company had $120.9 million available on its revolving lines of credit.
•
Net cash provided by operations was $32.5 million in the third quarter 2021 compared with $36.7 million in the prior-year period.
•
Capital expenditures were $6.7 million in the quarter. The Company expects to spend between$25 to $27 million in capital investments in 2021.

Helios Technologies’ Effective Execution of Augmented Strategy Drives 82% Sales Growth and Strong Cash Generation in Third Quarter 2021

November 8, 2021

2021 Outlook

The following provides the Company’s expectations for 2021. This assumes constant currency, using quarter end rates, and that markets served are not further impacted by the global pandemic.

	Previous 2021 Guidance provided on 8/9/21	Updated 2021 Guidance	% Change at Mid-Point from Previous Guidance
Consolidated revenue	$800 - $830 million	$840 - $860 million	4%
Adjusted EBITDA	$188 - $203 million	$197 - $211 million	4%
Adjusted EBITDA margin	23.5% - 24.5%	23.5% - 24.5%	unchanged
Interest expense	$16 - $18 million	$16 - $17 million	-3%
Effective tax rate	22% - 24%	22% - 24%	unchanged
Depreciation	$22 - $23 million	$21 - $22 million	-4%
Amortization	$32 - $33 million	$32 - $33 million	unchanged
Capital expenditures % total revenue	~4% of sales	~3% of sales	-100 bps
Non-GAAP Cash EPS	$3.60 -$3.80	$3.75 -$4.10	6%

Webcast

The Company will host a conference call and webcast today at 9:00 a.m. Eastern Time to review its financial and operating results and discuss its corporate strategies and outlook. A question-and-answer session will follow. The conference call can be accessed by calling (201) 689-8573. The audio webcast will be available at www.heliostechnologies.com.

A telephonic replay will be available from approximately 12:00 p.m. ET on the day of the call through Monday, November 15, 2021. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13723737. The webcast replay will be available in the investor relations section of the Company’s website at www.heliostechnologies.com, where a transcript will also be posted once available.

About Helios Technologies

Helios Technologies is a global leader in highly engineered motion control and electronic controls technology for diverse end markets, including construction, material handling, agriculture, energy, recreational vehicles, marine, health and wellness. Helios sells its products to customers in over 90 countries around the world. Its strategy for growth is to be the leading provider in niche markets, with premier products and solutions through innovative product development and acquisition. The Company has paid a cash dividend to its shareholders every quarter since becoming a public company in 1997. For more information please visit: www.heliostechnologies.com.

FORWARD-LOOKING INFORMATION

This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward‐looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding current expectations, estimates, forecasts, projections, our beliefs, and assumptions made by Helios Technologies, Inc. (“Helios” or the “Company”), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products and make acquisitions; (ii) the effectiveness of creating the Center of Engineering Excellence; (iii) the Company’s financing plans; (iv) trends affecting the Company’s financial condition or results of operations; (v) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (vi) the declaration and payment of dividends; and (vii) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. In addition, we may make other written or oral statements, which constitute forward-looking statements, from time to time. Words such as “may,” “expects,” “projects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our future plans, objectives or goals also are forward-looking statements. These

Helios Technologies’ Effective Execution of Augmented Strategy Drives 82% Sales Growth and Strong Cash Generation in Third Quarter 2021

November 8, 2021

statements are not guaranteeing future performance and are subject to a number of risks and uncertainties. Our actual results may differ materially from what is expressed or forecasted in such forward-looking statements, and undue reliance should not be placed on such statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause the actual results to differ materially from what is expressed or forecasted in such forward‐looking statements include, but are not limited to, (i) conditions in the capital markets, including the interest rate environment and the availability of capital; (ii) our failure to realize the benefits expected from the Balboa acquisition, our failure to promptly and effectively integrate the Balboa acquisition and the ability of Helios to retain and hire key personnel, and maintain relationships with suppliers (iii) risks related to health epidemics, pandemics and similar outbreaks and similar outbreaks, including, without limitation, the current COVID-19 pandemic, which may among other things, adversely affect our supply chain, material costs, and work force and may have material adverse effects on our business, financial position, results of operations and/or cash flows; (iv) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; and (v) new product introductions, product sales mix and the geographic mix of sales nationally and internationally. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading Item 1. “Business” and Item 1A. “Risk Factors” in the Company’s Form 10-K for the year ended January 2, 2021.

This news release will discuss some historical non-GAAP financial measures, which the Company believes are useful in evaluating its performance. The determination of the amounts that are excluded from these non-GAAP measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income recognized in a given period. You should not consider the inclusion of this additional information in isolation or as a substitute for results prepared in accordance with GAAP.

This news release also presents forward-looking statements regarding non-GAAP Adjusted EBITDA margin. The Company is unable to present a quantitative reconciliation of these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. In addition, the Company believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s 2021 financial results. These non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the Company’s actual results and preliminary financial data set forth above may be material.

For more information, contact:
Tania Almond

Vice President, Investor Relations, Corporate Communication and Risk Management

(941) 362-1333

tania.almond@HLIO.com

Deborah Pawlowski
Kei Advisors LLC
(716) 843-3908
dpawlowski@keiadvisors.com

Financial Tables Follow:

Helios Technologies’ Effective Execution of Augmented Strategy Drives 82% Sales Growth and Strong Cash Generation in Third Quarter 2021

November 8, 2021

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	October 2, 2021	September 26, 2020	% Change	October 2, 2021	September 26, 2020	% Change
Net sales	$223,241	$122,645	82%	$651,499	$371,422	75%
Cost of sales	142,299	75,702	88%	413,036	227,910	81%
Gross profit	80,942	46,943	72%	238,463	143,512	66%
Gross margin	36.2%	38.3%		36.6%	38.6%

Selling, engineering and administrative expenses	32,786	24,042	36%	95,757	73,306	31%
Amortization of intangible assets	7,407	4,558	63%	25,285	13,323	90%
Goodwill impairment	-	-	NM	-	31,871	NM
Operating income	40,749	18,343	122%	117,421	25,012	370%
Operating margin	18.2%	14.9%		18.0%	6.7%

Interest expense, net	3,813	2,730	40%	12,965	8,572	51%
Foreign currency transaction gain (loss), net	304	(727)	(142)%	1,271	(319)	(498)%
Other non-operating income, net	(616)	(22)	NM	(727)	(132)	451%
Income before income taxes	37,248	16,362	128%	103,912	16,891	NM
Income tax provision	9,488	3,380	181%	22,870	8,224	178%
Net income	$27,760	$12,982	114%	$81,042	$8,667	NM

Basic and diluted net income per common share	$0.86	$0.40	115%	$2.51	$0.27	NM

Basic and diluted weighted average shares outstanding	32,385	32,095		32,272	32,079

Dividends declared per share	$0.09	$0.09		$0.27	$0.27

NM = Not meaningful

Helios Technologies’ Effective Execution of Augmented Strategy Drives 82% Sales Growth and Strong Cash Generation in Third Quarter 2021

November 8, 2021

HELIOS TECHNOLOGIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	October 2, 2021	January 2, 2021
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$47,687	$25,216
Restricted cash	41	41
Accounts receivable, net of allowance for
credit losses of $1,333 and $1,493	136,812	97,623
Inventories, net	148,186	110,372
Income taxes receivable	3,892	1,103
Other current assets	20,130	19,664
Total current assets	356,748	254,019
Property, plant and equipment, net	165,778	163,177
Deferred income taxes	3,537	6,645
Goodwill	463,034	443,533
Other intangible assets, net	416,913	419,375
Other assets	11,982	10,230
Total assets	$1,417,992	$1,296,979
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$73,927	$59,477
Accrued compensation and benefits	26,370	22,985
Other accrued expenses and current liabilities	28,586	24,941
Current portion of long-term non-revolving debt, net	15,368	16,229
Dividends payable	2,916	2,891
Income taxes payable	10,733	1,489
Total current liabilities	157,900	128,012
Revolving line of credit	276,326	255,909
Long-term non-revolving debt, net	178,534	189,932
Deferred income taxes	78,026	78,864
Other noncurrent liabilities	38,760	36,472
Total liabilities	729,546	689,189
Commitments and contingencies	-	-
Shareholders’ equity:
Preferred stock, par value $0.001, 2,000 shares authorized,
no shares issued or outstanding	-	-
Common stock, par value $0.001, 100,000 shares authorized,
32,400 and 32,121 issued and outstanding	32	32
Capital in excess of par value	391,461	371,778
Retained earnings	342,643	270,320
Accumulated other comprehensive loss	(45,690)	(34,340)
Total shareholders’ equity	688,446	607,790
Total liabilities and shareholders’ equity	$1,417,992	$1,296,979

Helios Technologies’ Effective Execution of Augmented Strategy Drives 82% Sales Growth and Strong Cash Generation in Third Quarter 2021

November 8, 2021

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	October 2, 2021	September 26, 2020
Cash flows from operating activities:
Net income	$81,042	$8,667
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	41,131	25,805
Goodwill Impairment	-	31,871
Stock-based compensation expense	6,233	3,830
Amortization of debt issuance costs	374	537
Provision (benefit) for deferred income taxes	2,230	(2,937)
Forward contract (gains) / losses, net	(3,401)	2,513
Other, net	(135)	1,287
(Increase) decrease in operating assets:
Accounts receivable	(36,634)	(4,685)
Inventories	(35,759)	7,776
Income taxes receivable	(1,893)	(2,874)
Other current assets	(288)	(1,382)
Other assets	3,989	2,613
Increase (decrease) in operating liabilities:
Accounts payable	11,945	1,387
Accrued expenses and other liabilities	8,079	955
Income taxes payable	9,599	3,548
Other noncurrent liabilities	(4,527)	(1,884)
Net cash provided by operating activities	81,985	77,027
Cash flows from investing activities:
Acquisition of a business, net of cash acquired	(48,481)	-
Amounts paid for net assets acquired	(2,400)	-
Capital expenditures	(17,054)	(7,155)
Proceeds from dispositions of equipment	82	103
Cash settlement of forward contracts	1,433	(1,742)
Software development costs	(1,785)	(227)
Net cash used in investing activities	(68,205)	(9,021)
Cash flows from financing activities:
Borrowings on revolving credit facilities	71,198	11,000
Repayment of borrowings on revolving credit facilities	(44,500)	(55,609)
Borrowings on long-term non-revolving debt	-	5,812
Repayment of borrowings on long-term non-revolving debt	(12,178)	(5,905)
Proceeds from stock issued	1,353	1,027
Dividends to shareholders	(8,694)	(8,660)
Other financing activities	(2,851)	(1,937)
Net cash provided by (used in) financing activities	4,328	(54,272)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	4,363	(3,414)
Net increase in cash, cash equivalents and restricted cash	22,471	10,320
Cash, cash equivalents and restricted cash, beginning of period	25,257	22,162
Cash, cash equivalents and restricted cash, end of period	$47,728	$32,482

Helios Technologies’ Effective Execution of Augmented Strategy Drives 82% Sales Growth and Strong Cash Generation in Third Quarter 2021

November 8, 2021

HELIOS TECHNOLOGIES

SEGMENT DATA

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Sales:
Hydraulics	$133,404	$98,206	$385,549	$304,113
Electronics	89,837	24,439	265,950	67,309
Consolidated	$223,241	$122,645	$651,499	$371,422

Gross profit and margin:
Hydraulics	$50,223	$35,547	$146,548	$112,695
	37.6%	36.1%	38.0%	37.1%
Electronics	31,277	11,396	92,473	30,817
	34.9%	46.8%	34.8%	45.7%
Corporate and other	(558)	-	(558)	-
Consolidated	$80,942	$46,943	$238,463	$143,512
	36.2%	38.3%	36.6%	38.6%

Operating income (loss) and margin:
Hydraulics	$31,799	$18,942	$92,200	$62,413
	23.8%	19.2%	23.9%	20.5%
Electronics	18,445	4,683	56,324	10,400
	20.5%	19.2%	21.2%	15.5%
Corporate and other	(9,495)	(5,282)	(31,103)	(47,801)
Consolidated	$40,749	$18,343	$117,421	$25,012
	18.2%	14.9%	18.0%	6.7%

ORGANIC AND ACQUIRED REVENUE

(In thousands)

(Unaudited)

	Three Months Ended				Full Year Ended	Three Months Ended			Nine Months Ended
	March 28,	June 27,	September 26,	January 2,	January 2,	April 3,	July 3,	October 2,	October 2,
	2020	2020	2020	2021	2021	2021	2021	2021	2021
Hydraulics
Organic	$103,818	$102,089	$98,206	$103,079	$407,192	$119,106	$133,039	$128,672	$380,817
Acquisition	-	-	-	-	-	-	-	4,732	4,732
Total	$103,818	$102,089	$98,206	$103,079	$407,192	$119,106	$133,039	$133,404	$385,549

Electronics
Organic	$25,665	$17,205	$24,439	$22,481	$89,790	$29,459	$30,191	$30,808	$90,459
Acquisition	-	-	-	26,058	26,058	56,279	60,183	59,029	175,491
Total	$25,665	$17,205	$24,439	$48,539	$115,848	$85,738	$90,374	$89,837	$265,950

Consolidated
Organic	$129,483	$119,294	$122,645	$125,560	$496,982	$148,565	$163,230	$159,480	$471,276
Acquisition	-	-	-	26,058	26,058	56,279	60,183	63,761	180,223
Total	$129,483	$119,294	$122,645	$151,618	$523,040	$204,844	$223,413	$223,241	$651,499

Helios Technologies’ Effective Execution of Augmented Strategy Drives 82% Sales Growth and Strong Cash Generation in Third Quarter 2021

November 8, 2021

HELIOS TECHNOLOGIES

ADDITIONAL INFORMATION

(Unaudited)

2021 Sales by Geographic Region and Segment
($ in millions)
	Q1	% Change y/y	Q2	% Change y/y	Q3	% Change y/y	YTD 2021	% Change y/y
Americas:
Hydraulics	$34.3	(8%)	$41.7	22%	$45.2	63%	$121.2	22%
Electronics	65.0	201%	64.1	378%	64.2	200%	193.3	243%
Consol. Americas	99.3	69%	105.8	122%	109.4	123%	314.5	102%
% of total	48%		47%		49%		48%
EMEA:
Hydraulics	$43.3	29%	$46.6	49%	$44.8	40%	$134.7	39%
Electronics	9.3	272%	11.0	479%	11.1	640%	31.5	434%
Consol. EMEA	52.6	46%	57.6	74%	55.9	66%	166.2	62%
% of total	26%		26%		25%		26%
APAC:
Hydraulics	$41.5	26%	$44.7	22%	$43.4	13%	$129.6	20%
Electronics	11.4	613%	15.3	705%	14.5	867%	41.2	724%
Consol. APAC	52.9	53%	60.0	55%	57.9	45%	170.8	51%
% of total	26%		27%		26%		26%
Total	$204.8	58%	$223.4	87%	$223.2	82%	$651.5	75%

2020 Sales by Geographic Region and Segment
($ in millions)
	Q1	% Change y/y	Q2	% Change y/y	Q3	% Change y/y	Q4	% Change y/y	YTD 2020	% Change y/y
Americas:
Hydraulics	$37.3	(10%)	$34.2	(17%)	$27.7	(36%)	$31.3	(14%)	$130.5	(20%)
Electronics	21.6	(17%)	13.4	(50%)	21.4	(11%)	37.5	92%	93.9	(2%)
Consol. Americas	58.9	(13%)	47.6	(30%)	49.1	(27%)	68.8	24%	224.4	(13%)
% of total	45%		40%		40%		45%		43%
EMEA:
Hydraulics	$33.5	(20%)	$31.2	(15%)	$32.1	1%	$34.4	11%	$131.2	(7%)
Electronics	2.5	0%	1.9	6%	1.5	(29%)	4.9	145%	10.8	29%
Consol. EMEA	36.0	(19%)	33.1	(14%)	33.6	(1%)	39.3	19%	142.0	(5%)
% of total	28%		28%		27%		26%		27%
APAC:
Hydraulics	$33.0	(0%)	$36.7	3%	$38.4	10%	$37.4	6%	$145.5	5%
Electronics	1.6	(11%)	1.9	12%	1.5	(17%)	6.1	221%	11.1	54%
Consol. APAC	34.6	(1%)	38.6	3%	39.9	9%	43.5	17%	156.6	7%
% of total	27%		32%		33%		29%		30%
Total	$129.5	(12%)	$119.3	(17%)	$122.6	(11%)	$151.6	20%	$523.0	(6%)

Helios Technologies’ Effective Execution of Augmented Strategy Drives 82% Sales Growth and Strong Cash Generation in Third Quarter 2021

November 8, 2021

HELIOS TECHNOLOGIES

Non-GAAP Adjusted Operating Income RECONCILIATION

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
GAAP operating income	$40,749	$18,343	$117,421	$25,012
Acquisition-related amortization of intangible assets	7,407	4,558	25,285	13,323
Acquisition and financing-related expenses	654	101	2,901	176
Restructuring charges	55	64	472	361
CEO and officer transition costs	-	622	569	2,431
Goodwill impairment	-	-	-	31,871
Inventory step-up amortization	558	-	558	-
Acquisition integration costs	845	-	1,729	-
Other	(99)	-	(99)	-
Non-GAAP adjusted operating income	$50,169	$23,688	$148,836	$73,174
GAAP operating margin	18.2%	14.9%	18.0%	6.7%
Non-GAAP adjusted operating margin	22.5%	19.3%	22.8%	19.7%

Adjusted EBITDA RECONCILIATION

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended		Twelve Months Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020	October 2, 2021
Net income	$27,760	$12,982	$81,042	$8,667	$86,592
Interest expense, net	3,813	2,730	12,965	8,572	17,678
Income tax provision	9,488	3,380	22,870	8,224	24,475
Depreciation and amortization	12,989	8,784	41,131	25,805	55,021
EBITDA	54,050	27,876	158,008	51,268	183,766
Acquisition and financing-related expenses	654	101	2,901	176	9,989
Restructuring charges	55	64	472	361	473
CEO and officer transition costs	-	622	569	2,431	730
Goodwill impairment	-	-	-	31,871	-
Inventory step-up amortization	558	-	558	-	2,432
Acquisition integration costs	845	-	1,729	-	1,985
Other	(216)	(13)	481	(47)	482
Adjusted EBITDA	$55,946	$28,650	$164,718	$86,060	$199,857
Adjusted EBITDA margin	25.1%	23.4%	25.3%	23.2%	24.9%

Balboa Water Group & NEM pre-acquisition adjusted EBITDA					7,502
TTM Pro forma adjusted EBITDA					$207,359

Helios Technologies’ Effective Execution of Augmented Strategy Drives 82% Sales Growth and Strong Cash Generation in Third Quarter 2021

November 8, 2021

HELIOS TECHNOLOGIES

Non-GAAP Cash Net Income RECONCILIATION

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net income	$27,760	$12,982	$81,042	$8,667
Amortization of intangible assets	7,487	4,558	25,431	13,323
Acquisition and financing-related expenses	654	101	2,901	176
Restructuring charges	55	64	472	361
CEO and officer transition costs	-	622	569	2,431
Goodwill impairment	-	-	-	31,871
Inventory Amortization Step-up	558	-	558	-
Acquisition integration costs	845	-	1,729	-
Other	(216)	(13)	481	(47)
Tax effect of above	(2,347)	(1,333)	(8,035)	(4,061)
Non-GAAP cash net income	$34,796	$16,981	$105,148	$52,721
Non-GAAP cash net income per diluted share	$1.07	$0.53	$3.26	$1.64

Net Debt-to-Adjusted EBITDA RECONCILIATION

(In thousands)

(Unaudited)

As of
October 2, 2021
Current portion of long-term non-revolving debt, net	$15,368
Revolving lines of credit	277,347
Long-term non-revolving debt, net	178,534
Total debt	471,249
Less: Cash and cash equivalents	47,687
Net debt	$423,562

TTM Pro forma adjusted EBITDA*	$207,359
Ratio of net debt to TTM pro forma adjusted EBITDA	2.04
*On a pro-forma basis for Balboa Water Group and NEM

Non-GAAP Financial Measures and Non-GAAP Forward-looking Financial Measures:
Adjusted operating income, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Helios believes that providing non-GAAP information such as adjusted operating income, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share are important for investors and other readers of Helios’s financial statements, as they are used as analytical indicators by Helios’s management to better understand operating performance. Because adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share are non-GAAP measures and are thus susceptible to varying calculations, adjusted operating income, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share, as presented, may not be directly comparable with other similarly titled measures used by other companies.

The Company does not provide a reconciliation of forward-looking non-GAAP financial measures, such as adjusted EBITDA, adjusted EBITDA margin and cash net income and cash net income per diluted share disclosed above in our 2021 Outlook, to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis.